Exhibit 10.4

SERIES 2010-3

INDENTURE SUPPLEMENT

Dated as of August 26, 2010

to

INDENTURE

Dated as of August 26, 2010

WTH FUNDING LIMITED PARTNERSHIP

as Administrator

- and -

WTH CAR RENTAL ULC

as Rental ULC

- and -

BNY TRUST COMPANY OF CANADA

as Indenture Trustee

TABLE OF CONTENTS

ARTICLE1 Definitions and Other Provisions of General Application	1
1.1 Definitions	1
1.2 Governing Law	12
1.3 Counterparts	13
1.4 Ratification of Indenture	13
ARTICLE 2 The SERIES 2010-3 Notes	13
2.1 Creation and Designation	13
2.2 Form of Delivery	13
2.3 Delivery and Payment	13
2.4 Application of Proceeds	13
ARTICLE 3 Series 2010-3 Rental ULC Accounts AND INVESTMENTS	14
3.1 Accounts	14
ARTICLE 4 Allocations, Deposits and Payments	15
4.1 Ordinary Course Withdrawals and Hedge Receipts	15
4.2 Application of Amounts Deposited to Series 2010-3 Rental Account	15
4.3 Application of Amounts Deposited to Series 2010-3 Vehicle Account	19
4.4 Payments to Noteholders	21
4.5 Computation of Interest	22
4.6 Increase in Series 2010-3 Principal Balance	22
4.7 Optional Redemption of Series 2010-3 Notes	23
4.8 Interim Principal Payments	24
4.9 Unrestricted Funds	24
ARTICLE 5 COVENANTS	24
5.1 Program Negotiation Vehicles	24
5.2 Letter of Credit	25
5.3 Hedging Transactions	27
5.4 Reporting	27
5.5 Fleet Composition	29
5.6 Other Obligations	30
5.7 Distributions	31
ARTICLE 6 AMORTIZATION of Notes	31
6.1 Early Amortization Events	31
6.2 Series 2010-3 Amortization Period	33
6.3 Additional Event of Default	33
ARTICLE 7 GENERAL	34
7.1 Obligations of Rental ULC	34
7.2 Acceptance	34
7.3 Formal Date	34
7.4 Delivery of Executed Copies	34

SCHEDULE “A” FORM OF FLEET REPORT

SCHEDULE “B” FORM OF SETTLEMENT REPORT

SCHEDULE “C” CONDITIONS PRECEDENT FOR PURCHASE OF LICENSEE VEHICLES

EXHIBIT “A-1” FORM OF SERIES 2010-3 WTH CAR RENTAL ULC ASSET BACKED NOTE

This SERIES 2010-3 INDENTURE SUPPLEMENT (this “Indenture Supplement”), by and between WTH FUNDING LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Province of Ontario (“Administrator”), WTH CAR RENTAL ULC, an unlimited liability company formed under the laws of Alberta (“Rental ULC”), and BNY TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, in its capacity as indenture trustee under the Indenture (in such capacity, together with its successors and permitted assigns in such capacity, the “Indenture Trustee”), is made and entered into as of August 26, 2010.

Pursuant to this Indenture Supplement, Rental ULC shall create a new Series of Notes and shall specify the Principal Terms thereof.

ARTICLE 1                      DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1	Definitions

Terms used herein which are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them in the Indenture unless otherwise defined herein.  In this Indenture Supplement:

“Amortization Incremental Interest Amount” means, on any date of determination, the portion of the Series 2010-3 Interest Amount attributable to an increase in the Program Fee Rate above the Specified Limit upon the occurrence of a Series 2010-3 Early Amortization Event that has not been waived.

“Avis” means Aviscar Inc., a corporation incorporated under the laws of Canada, and its successors and permitted assigns.

“Avis or Budget System Member” means a licensee of Avis or Budget or one of the Affiliates of Avis or Budget authorized to operate its own rental vehicle business in Canada under the “Avis” or “Budget” name.

“Budget” means Budgetcar Inc., a corporation incorporated under the laws of Canada, and its successors and permitted assigns.

“Cash Collateral Accounts” has the meaning ascribed thereto in Section 3.1(c).

“Cash Collateral (CAD) Account” has the meaning ascribed thereto in Section 3.1(c).

“Cash Collateral (USD) Account” has the meaning ascribed thereto in Section 3.1(c).

“DBRS Adjusted Total Required Vehicle Collateral Amount” means, at any time,

(a)	the DBRS Total Required Vehicle Collateral Amount,

plus

(b)	the Series 2010-3 Incremental Enhancement Amount,

minus

(c)	the DBRS Total Receivables Value multiplied by the Series 2010-3 Principal Balance and divided by the Aggregate Outstanding Principal Amount,

minus

(d)	the LC and Cash Collateral Amount.

“DBRS Group Receivables Value” means at any time in respect of a group of Vehicle Receivables having a common DBRS Vehicle Receivable Enhancement Percentage (and excluding, for greater certainty, any Vehicle Receivables for which there is no applicable DBRS Vehicle Receivable Enhancement Percentage), the quotient of (x) the aggregate Current Book Value of such Vehicle Receivables at such time divided by (y) the sum of one (1) plus the DBRS Vehicle Receivable Enhancement Percentage applicable to such Vehicle Receivables.

“DBRS Group Required Vehicle Collateral Amount” means at any time:

(a)
in respect of each group of Program Vehicles having a common DBRS Program Vehicle Enhancement Percentage, the product of (x) the Series 2010-3 Principal Balance at such time, multiplied by (y) the percentage which the aggregate Current Book Value of such Program Vehicles at such time (other than any Program Vehicle in respect of which a Vehicle Receivable is outstanding and after deducting from such aggregate Current Book Value the aggregate amounts owing to the applicable Manufacturer or dealer by Rental ULC or Funding LP in respect of such Program Vehicles on such date) is of the aggregate Current Book Value of all Rental ULC Vehicles, multiplied by (z) the sum of one (1) plus the DBRS Program Vehicle Enhancement Percentage applicable to such Program Vehicles; and

(b)
in respect of each group of Non-Program Vehicles having a common DBRS Non-Program Vehicle Enhancement Percentage, the product of (x) the Series 2010-3 Principal Balance at such time, multiplied by (y) the percentage which the aggregate Current Book Value of such Non-Program Vehicles at such time (other than any Non-Program Vehicle in respect of which a Vehicle Receivable is outstanding and after deducting from such aggregate Current Book Value the aggregate amounts owing to the applicable Manufacturer or dealer by Rental ULC or Funding LP in respect of such Non-Program Vehicles on such date) is of the aggregate Current Book Value of all Rental ULC Vehicles, multiplied by (z) the sum of one (1) plus the DBRS Non-Program Vehicle Enhancement Percentage applicable to such Non-Program Vehicles.

“DBRS Non-Program Vehicle Enhancement Percentage” means in respect of Non-Program Vehicles manufactured by a particular Manufacturer at any time:

(a)
45.97%, where (i) at such time, the highest of the Non-Program Vehicle Loss Percentages as determined on the six most recently completed Settlement Dates is less than or equal to 1.0%; and (ii) no Manufacturer Event of Bankruptcy has occurred and is continuing in respect of such Manufacturer;

(b)
59.39%, where (i) at such time, the highest of the Non-Program Vehicle Loss Percentages as determined on the six most recently completed Settlement Dates is greater than 1.0%; or (ii) a Manufacturer Event of Bankruptcy has occurred and is continuing in respect of such Manufacturer and such Manufacturer is not a Non-Performing Manufacturer; and

(c)	67.39%, where a Manufacturer Event of Bankruptcy has occurred and is continuing in respect of such Manufacturer and such Manufacturer is a Non-Performing Manufacturer.

“DBRS Program Vehicle Enhancement Percentage” means, in respect of an Eligible Manufacturer of Program Vehicles at any time, (a) if such Eligible Manufacturer's unsecured long-term debt rating by DBRS at such time is (i) BBB or higher, 27%; (ii) BBB (low), 31.16%; (iii) BB (high), 35.61%; (iv) BB, 40.37%; and (v) BB (low) or lower or is unrated by DBRS, (1) with respect to the portion of the aggregate Current Book Value of the Program Vehicles manufactured by such Eligible Manufacturer that represents up to and including 33% of the aggregate Current Book Value of all Program Vehicles, 45.48%; and (2) with respect to the portion of the aggregate Current Book Value of the Program Vehicles of such Eligible Manufacturer representing greater than 33% of the aggregate Current Book Value of all Program Vehicles, 52.11%; or (b) if a Manufacturer Event of Bankruptcy has occurred in respect of such Eligible Manufacturer and is continuing, and (i) such Eligible Manufacturer is not a Non-Performing Manufacturer, 59.39%, or (ii) such Eligible Manufacturer is a Non-Performing Manufacturer, 67.39%.

“DBRS Total Receivables Value” means at any time the sum of the DBRS Group Receivables Values for all Vehicle Receivables at such time.

“DBRS Total Required Vehicle Collateral Amount” means at any time the sum of the DBRS Group Required Vehicle Collateral Amounts for all Rental ULC Vehicles at such time.

“DBRS Vehicle Receivable Enhancement Percentage” means, if the related Manufacturer, Approved Dealer, auction house or other Person who is the debtor of the related Vehicle Receivable has a long-term unsecured debt rating by DBRS at such time of (a) BBB or higher, 27%; (b) BBB (low), 31.16%; (c) BB (high), 566.67%; (d) BB, 630.59%; (e) BB (low) or lower or is unrated by DBRS, 708.08%.

 “Eligible Hedge Counterparty” means a Hedge Counterparty (x) having a long-term unsecured debt rating of at least A (high) or a short-term unsecured debt rating of at least R-1(middle) from DBRS or otherwise satisfying the Rating Agency Condition in respect of DBRS, (y) if rated by Moody’s, having a long-term unsecured debt rating of at least A1, and (z) if rated by S&P, having a long-term unsecured debt rating of at least A+, or such lower rating as the Rating Agency Condition may be satisfied in respect of.

“Equivalent Amount” on any given date in one currency (the “first currency”) of any amount denominated in another currency (the “second currency”) means the amount of the first currency which could be purchased with such amount of the second currency at the equivalent selling rate for commercial banks trading in Canadian dollars as published in the Wall Street Journal on the Business Day prior to such date.

“Estimation Rent Payment Date” has the meaning given to it in the Master Vehicle Lease Agreement.

“Estimation Report” has the meaning given to it in the Master Vehicle Lease Agreement.

“Estimation Reserve” has the meaning given to it in the Master Vehicle Lease Agreement.

“Excess Automobile, Minivan and Sport Utility Vehicle OBV Percentage” means, on any date, the fraction (expressed as a percentage) which the aggregate Current Book Value of Rental ULC Vehicles that are automobiles, minivans and sport utility vehicles, each with an Original Book Value greater than $90,000, is of the aggregate Current Book Value of all Rental ULC Vehicles as of such date.

“Excess Box Truck Percentage” means, on any date, a percentage equal to the amount, if any, by which (x) the fraction (expressed as a percentage) which the aggregate Current Book Value of Rental ULC Vehicles that are box trucks is of the aggregate Current Book Value of all Rental ULC Vehicles, exceeds (y)10% as of such date.

“Excess Hyundai Percentage” means, on any date, a percentage equal to the amount, if any, by which (x) the fraction (expressed as a percentage) which the aggregate Current Book Value of Rental ULC Vehicles manufactured by Hyundai is of the aggregate Current Book Value of all Rental ULC Vehicles, exceeds (y) 25% as of such date.

“Excess Kia Percentage” means, on any date, a percentage equal to the amount, if any, by which (x) the fraction (expressed as a percentage) which the aggregate Current Book Value of Rental ULC Vehicles manufactured by Kia is of the aggregate Current Book Value of all Rental ULC Vehicles, exceeds (y) 10% as of such date.

“Excess Mazda Percentage” means, on any date, a percentage equal to the amount, if any, by which (x) the fraction (expressed as a percentage) which the aggregate Current Book Value of Rental ULC Vehicles manufactured by Mazda is of the aggregate Current Book Value of all Rental ULC Vehicles, exceeds (y) 10% as of such date.

“Excess Mileage Percentage” means, on any date, the fraction (expressed as a percentage) which the aggregate Current Book Value of Rental ULC Vehicles that are Used Vehicles with mileage of more than 90,000 kilometres is of the aggregate Current Book Value of all Rental ULC Vehicles as of such date.

 “Excess Non-Program (36 month) Percentage” means, on any date, the fraction (expressed as a percentage) which the aggregate Current Book Value of Rental ULC Vehicles that are Non-Program Vehicles (other than trucks) greater than 36 months old is of the aggregate Current Book Value of all Rental ULC Vehicles as of such date.

“Excess Non-Program Percentage” means, on any date, a percentage equal to the amount, if any, by which (x) the fraction (expressed as a percentage) which the aggregate Current Book Value of Non-Program Vehicles is of the aggregate Current Book Value of all Rental ULC Vehicles, exceeds (y) 75% as of such date.

“Excess Other Manufacturer Aggregate Percentage” means, on any date, a percentage equal to the amount, if any, by which (x) the fraction (expressed as a percentage) which the aggregate Current Book Value of all Rental ULC Vehicles manufactured by Manufacturers other than Chrysler, Ford, General Motors, any other Eligible Manufacturer, Hyundai, Kia, Mazda, Nissan or Toyota is of the aggregate Current Book Value of all Rental ULC Vehicles, exceeds (y) 12.5% as of such date.

“Excess Other Manufacturer Percentage” means, on any date, a percentage equal to the amount, if any, by which (x) the fraction (expressed as a percentage) which the aggregate Current Book Value of Rental ULC Vehicles manufactured by any one Manufacturer other than Chrysler, Ford, General Motors, any other Eligible Manufacturer, Hyundai, Kia, Mazda, Nissan or Toyota is of the aggregate Current Book Value of all Rental ULC Vehicles, exceeds (y) 5% as of such date.

“Excess Service Vehicle Percentage” means, on any date, a percentage equal to the amount, if any, by which (x) the fraction (expressed as a percentage) which the aggregate Current Book Value of Rental ULC Vehicles that are Service Vehicles is of the aggregate Current Book Value of all Rental ULC Vehicles, exceeds (y) 1% as of such date.

“Excess Trucks, Vans, and Service Vehicles OBV Percentage” means, on any date, the fraction (expressed as a percentage) which the aggregate Current Book Value of Rental ULC Vehicles that are trucks, vans, and Service Vehicles, each with an Original Book Value greater than $115,000, is of the aggregate Current Book Value of all Rental ULC Vehicles as of such date.

“Excess Used Vehicle Percentage” means, on any date, a percentage equal to the amount, if any, by which (x) the fraction (expressed as a percentage) which the aggregate Current Book Value of Rental ULC Vehicles that are Used Vehicles is of the aggregate Current Book Value of all Rental ULC Vehicles, exceeds (y) 5% as of such date.

“Fee Letter” has, in respect of each Series 2010-3 Noteholder and a Remittance Date and the related Remittance Period, the meaning given to it in the related Note Purchase Agreement.

“Fleet Report” means a monthly report provided by the Administrator concerning Rental ULC Vehicles substantially in the form of Schedule “A.”

“Increase Date” has the meaning giving to it in Section 4.6(a).

“Indenture” means the Trust Indenture, dated as of the date hereof, between Rental ULC and the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“LC and Cash Collateral Amount” means, on any date, the aggregate amount available to be drawn on such date under the Letter of Credit, as specified therein, plus the aggregate of the amount on deposit in the Cash Collateral (CAD) Account and 92.5% of the Canadian dollar Equivalent Amount of the amount on deposit in the Cash Collateral (USD) Account on such date.

“L/C Provider” means JPMorgan Chase Bank, N.A., Bank of Montreal, The Bank of Nova Scotia or such other provider(s) as may be approved by the Series 2010-3 Noteholders and in respect of which the Rating Agency Condition has been satisfied.

“Lease Default” has the meaning given to it in the Master Vehicle Lease Agreement.

“Letter of Credit” means an irrevocable letter of credit issued by an L/C Provider for the benefit of the Series 2010-3 Noteholders and delivered to the Indenture Trustee on behalf of the Series 2010-3 Noteholders from time to time pursuant to the terms hereof and, for greater certainty, excludes any Letter of Credit that has expired pursuant to Section 5.2(a)(i), been terminated pursuant to Section 5.2(a)(ii) or in respect of which the related L/C Provider has been downgraded as provided for under Section 5.2(a)(iii) or the second last paragraph of Section 5.2(a), in each case, such exclusion only applies immediately after actions have been taken, in all cases, pursuant to Sections 5.2(a)(iv), 5.2(a)(v) or the second last paragraph of Section 5.2(a).

“Licensee Vehicle Assignment Agreement” means, where the vendor is Avis or Budget, an agreement to be entered into between Rental ULC and Avis or Budget, as applicable, in a form satisfactory to the Series 2010-3 Noteholders acting reasonably with such modifications in respect of which the Rating Agency Condition has been satisfied, and where the vendor is an Avis or Budget System Member, an agreement to be entered into between Rental ULC and such Avis or Budget System Member in a form satisfactory to the Series 2010-3 Noteholders acting reasonably, with such modifications in respect of which the Rating Agency Condition has been satisfied.

“Licensee Vehicles” means any Vehicles owned by (a) Avis or Budget System Members; or (b) Avis or Budget where such Vehicles have been acquired, directly or indirectly, by Avis or Budget from Avis or Budget System Members.

“Maximum Note Purchaser Available Amount” has the meaning given to it in the Note Purchase Agreement.

“Moody’s Adjusted Total Required Vehicle Collateral Amount” means, at any time,

(a)	the Moody’s Total Required Vehicle Collateral Amount,

plus

(b)	the Series 2010-3 Incremental Enhancement Amount,

minus

(c)	the LC and Cash Collateral Amount.

“Moody’s Total Required Vehicle Collateral Amount” means at any time, the sum of:

(a)
in respect of all Program Vehicles the product of (x) the Series 2010-3 Principal Balance at such time, multiplied by (y) the percentage which the aggregate Current Book Value of such Program Vehicles at such time (other than any Program Vehicle in respect of which a Vehicle Receivable is outstanding and after deducting from such aggregate Current Book Value the aggregate amounts owing to the applicable Manufacturer or dealer by Rental ULC or Funding LP in respect of such Program Vehicles on such date) is of the aggregate Current Book Value of all Rental ULC Vehicles, multiplied by (z) 1.65, plus

(b)
in respect of all Non-Program Vehicles the product of (x) the Series 2010-3 Principal Balance at such time, multiplied by (y) the percentage which the aggregate Current Book Value of such Non-Program Vehicles at such time (other than any Non-Program Vehicle in respect of which a Vehicle Receivable is outstanding and after deducting from such aggregate Current Book Value the aggregate amounts owing to the applicable Manufacturer or dealer by Rental ULC or Funding LP in respect of such Non-Program Vehicles on such date) is of the aggregate Current Book Value of all Rental ULC Vehicles, multiplied by (z) the sum of one (1) plus the Moody’s Non-Program Vehicle Enhancement Percentage applicable to Non-Program Vehicles.

“Moody’s Non-Program Vehicle Enhancement Percentage” means, on any date, 52% plus the amount (expressed as a percentage), if any, by which (i) the highest Non-Program Vehicle Loss Percentage calculated in respect of the last six (6) Settlement Dates, exceeds (ii) 1%.

“Non-Program Vehicle Loss Percentage” means a fraction, expressed as a percentage, calculated on each Settlement Date, equal to:

(a)
the amount, if any, by which (i) the aggregate Current Book Value (as determined at the time of disposition) of all Non-Program Vehicles disposed of during the three most recently completed Settlement Periods prior to such Settlement Date (or such greater number of Settlement Periods as may be necessary such that the aggregate Proceeds of Disposition of Non-Program Vehicles disposed of during such time period is not less than $6,000,000); exceeds (ii) the aggregate Proceeds of Disposition of such Non-Program Vehicles;

divided by

(b)	the amount determined in clause (a)(i) above.

“Note Purchase Agreement” means the note purchase agreement dated as of the date hereof between Funding LP, Avis, Budget, Rental ULC and the Series 2010-3 Noteholder, as the same may be amended, restated, supplemented or modified from time to time.

“Parent Guarantee” means the guarantee dated as of the date hereof made by the Parent in favour of the Indenture Trustee, on behalf of itself and the Series 2010-3 Noteholders, pursuant to which the Parent has guaranteed, among other things, certain of the non-monetary obligations of Avis, Budget, and Funding LP under the Series 2010-3 Transaction Documents, as the same may be amended or restated from time to time with the consent of the Series 2010-3 Noteholders.

“Proceeds of Disposition Series Required Amount” means, in respect of the Series 2010-3 Notes:

(a)	on each Remittance Date during the Series 2010-3 Revolving Period, an amount equal to the aggregate of the amounts referred to in Sections 4.3(a)(i) through4.3(a)(iii) for such Remittance Date,

(b)	on each Remittance Date during the Series 2010-3 Amortization Period, an amount equal to the aggregate of the amounts referred to in Section 4.3(b)(i) through (iv) for such Remittance Date, and

(c)	on each Remittance Date during the Series 2010-3 Enforcement Period, an amount equal to the aggregate of the amounts referred to in Section 4.3(c)(i) through (viii) for such Remittance Date.

“Program Fee Rate” has, in respect of each Series 2010-3 Noteholder and a Remittance Date and the related Remittance Period, the meaning given to it in the related Fee Letter;

“Program Negotiation Vehicles” has the meaning given to it in Section 5.1(a).

“Rating Agencies” means, with respect to the Series 2010-3 Notes, DBRS, Moody’s, and any other rating agency designated by a Series 2010-3 Noteholder to rate its commercial paper.

“Rating Agency Condition” means a condition which is satisfied in respect of any proposed action and the Series 2010-3 Notes when:

(a)	DBRS notifies each of the Series 2010-3 Noteholders in writing that such proposed action will not result in the downgrade or withdrawal of its rating of the Series 2010-3 Notes; and

(b)
Rental ULC, or the Administrator on its behalf, has given 10 Business Days’ prior written notice to Moody’s of such proposed action and Moody’s has not notified the Series 2010-3 Noteholders in writing that such action will result in the downgrade or withdrawal of its rating of the Series 2010-3 Notes or, if rated by Moody’s, the commercial paper issued by such Noteholders to fund its investment in the Series 2010-3 Notes held by it.

“Required LC and Cash Collateral Amount” means, at any time, an amount equal to 5.875% of the Series 2010-3 Principal Balance at such time.

“Series 2010-3 Aggregate Vehicle Collateral Amount” means, at any time, the excess, if any, of (a) the Aggregate Vehicle Collateral Amount at such time over (b) the aggregate of all amounts included in Aggregate Vehicle Collateral Amount pursuant to clause (c) of the definition thereof.

“Series 2010-3 Allocation Percentage” means the Series Allocation Percentage in respect of the Series 2010-3 Notes.

“Series 2010-3 Amortization Period” means the period beginning at the earlier of (a) the Commitment Termination Date (as defined in the Note Purchase Agreement); (b) the date of an Event of Default under Section 10.1(e) of the Indenture, (c) the Remittance Date referred to in Section 6.2(b), or (d) the date specified in a written notice delivered to Rental ULC pursuant to Section 6.2(a)(i) following the occurrence of any other Series 2010-3 Early Amortization Event, and ending on the earlier of (x) the Series 2010-3 Final Payment Date, and (y) the commencement of a Series 2010-3 Enforcement Period.

“Series 2010-3 Closing Date” means August 26, 2010.

“Series 2010-3 Early Amortization Event” means the occurrence of any of the events specified in Section 6.1 of this Indenture Supplement.

“Series 2010-3 Enforcement Period” means the period beginning on the date the Indenture Trustee commences any enforcement actions under Section 10.3 of the Indenture or Section 5.3 of the Funding LP Security Agreement, and ending on the Series 2010-3 Final Payment Date, which period shall be the “Enforcement Period” for the Series 2010-3 Notes under the Indenture.

“Series 2010-3 Final Maturity Date” means the earlier of (a) the 7th Remittance Date after the commencement of the Series 2010-3 Amortization Period; and (b) the commencement of the Series 2010-3 Enforcement Period.

“Series 2010-3 Final Payment Date” means the first Payment Date, not occuring during the Series 2010-3 Revolving Period, on which all principal, interest, fees and other amounts owing to the Series 2010-3 Noteholders has been paid in full.

“Series 2010-3 Hedge Counterparty” means a counterparty under a Series 2010-3 Hedging Transaction.

“Series 2010-3 Hedge Receipts” means all net amounts paid to Rental ULC under Series 2010-3 Hedging Transactions, including amounts as a result of the termination of all or a portion of a Series 2010-3 Hedging Transaction.

“Series 2010-3 Hedging Transaction” means a Hedging Transaction entered into by Rental ULC and a Hedge Counterparty relating to the Series 2010-3 Notes in accordance with Section 5.3.

“Series 2010-3 Increase Amount” has the meaning ascribed thereto in Section 4.6(a).

“Series 2010-3 Incremental Enhancement Amount” means, as of any date of determination, the sum, without duplication, of:

(a)	the Excess Automobile, Minivan and Sport Utility Vehicle OBV Percentage of the Series 2010-3 Principal Balance;

(b)	the Excess Box Truck Percentage of the Series 2010-3 Principal Balance;

(c)	the Excess Hyundai Percentage of the Series 2010-3 Principal Balance;

(d)	the Excess Kia Percentage of the Series 2010-3 Principal Balance;

(e)	the Excess Mazda Percentage of the Series 2010-3 Principal Balance;

(f)	the Excess Mileage Percentage of the Series 2010-3 Principal Balance;

(g)	the Excess Non-Program (36 month) Percentage of the Series 2010-3 Principal Balance;

(h)	the Excess Non-Program Percentage of the Series 2010-3 Principal Balance;

(i)	the Excess Other Manufacturer Aggregate Percentage of the Series 2010-3 Principal Balance;

(j)	the Excess Other Manufacturer Percentage of the Series 2010-3 Principal Balance;

(k)	the Excess Service Vehicle Percentage of the Series 2010-3 Principal Balance;

(l)	the Excess Trucks, Vans, and Service Vehicles OBV Percentage of the Series 2010-3 Principal Balance; and

(m)	the Excess Used Vehicle Percentage of the 2010-3 Principal Balance;

 “Series 2010-3 Initial Principal Balance” means $0.

“Series 2010-3 Interest Amount” means, in respect of each Series 2010-3 Noteholder and a Remittance Date and the related Remittance Period, the amount of interest payable to such Series 2010-3 Noteholder determined in accordance with the Note Purchase Agreement.

“Series 2010-3 Noteholder” means each Person in whose name a Series 2010-3 Note is registered in the Note Register.

“Series 2010-3 Notes” means the WTH Car Rental ULC Asset Backed Notes, Series 2010-3, substantially in the form of Exhibit A-1.

“Series 2010-3 Principal Balance” means, on any date of determination, an amount equal to (a) the Series 2010-3 Initial Principal Balance; minus (b) the aggregate amount of principal payments made to the Series 2010-3 Noteholders on or prior to such date; plus (c) the aggregate amount of increases to the Series 2010-3 Principal Balance as set forth in Section 4.6.

“Series 2010-3 Rental Account” has the meaning ascribed thereto in Section 3.1(a).

“Series 2010-3 Rental ULC Expenses” means, for any Remittance Date and the related Settlement Period, an amount equal to the product of (a) the Series 2010-3 Allocation Percentage determined on the prior Remittance Date and (b) the sum of (x) Rental ULC Expenses for the related Settlement Period plus (y) the amount of any Rental ULC Expenses previously due but not paid in respect of prior Settlement Periods.

“Series 2010-3 Required Vehicle Collateral Amount” means, as of any date of determination, in respect of the Series 2010-3 Notes, the greater of the DBRS Adjusted Total Required Vehicle Collateral Amount, and the Moody’s Adjusted Total Required Vehicle Collateral Amount, which amount shall be the “Series Required Vehicle Collateral Amount” for the Series 2010-3 Notes under the Indenture.

 “Series 2010-3 Revolving Period” means the period beginning at the close of business on the Series 2010-3 Closing Date, and terminating at the earlier of (a) the commencement of a Series 2010-3 Amortization Period; or (b) the commencement of a Series 2010-3 Enforcement Period; which period shall be the “Revolving Period” for the Series 2010-3 Notes under the Indenture.

“Series 2010-3 Transaction Documents” means (a) the Indenture, the Master Vehicle Lease Agreement, the Administration Agreement, the Funding LP Partnership Agreement, the Funding LP Security Agreement, the Liquidation Agent Agreement, the Back-up Administration Agreement, the Funding/Rental Purchase Agreement, and the Account Control Agreement, and (b) this Indenture Supplement, the Note Purchase Agreement, the Fee Letter, and the Parent Guarantee, and each document listed in clause (b) of this definition shall also constitute a “Transaction Document” for purposes of the Indenture.

“Series 2010-3 Vehicle Account” has the meaning ascribed thereto in Section 3.1(b).

“Series Cost of Funds Amount” means, in respect of the Series 2010-3 Notes, a Remittance Period and the related Remittance Date, if such Remittance Date is during the Series 2010-3 Revolving Period, the aggregate of the amounts referred to in Sections 4.2(a)(iii) through (v), if such Remittance Date is during the Series 2010-3 Amortization Period, the aggregate of the amounts referred to in Sections 4.2(b)(iii) through (v), and if such Remittance Date is during the Series 2010-3 Enforcement Period, the aggregate of the amounts referred to in Section 4.2(c)(iv) through4.2(c)(vi).

“Settlement Report” means a monthly report substantially in the form of Schedule “B” provided by the Administrator to the Indenture Trustee and the Series 2010-3 Noteholders pursuant to Section 5.4(b).

“Specified Limit” has the meaning given to it in the Fee Letter.

“Supplemental Schedule” has the meaning ascribed thereto in Section 5.4(f).

“US Avis Corporate Credit Facility” means the US credit agreement dated as of April 19, 2006, as amended December 23, 2008 and March 10, 2010, between, among others, the Parent, as borrower, the several lenders from time to time parties thereto, Bank of America, N.A., Credit Agricole Corporate & Investment Bank New York Branch, and Citicorp USA, Inc., collectively as documentation agents, Wachovia Bank, National Association, as co-documentation agent, Deutsche Bank Securities Inc., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent.

“Utilization Fee” means, in respect of each Series 2010-3 Noteholder, the utilization fee payable to such noteholder pursuant to the Note Purchase Agreement and the related Fee Letter.

1.2	Governing Law

This Indenture Supplement shall be construed in accordance with and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

1.3	Counterparts

This Indenture Supplement may be executed in any number of counterparts and by facsimile, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

1.4	Ratification of Indenture

As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

ARTICLE 2                      THE SERIES 2010-3 NOTES

2.1	Creation and Designation

(a)
There is hereby created and designated a Series of Notes to be issued pursuant to the Indenture and this Indenture Supplement to be known as “WTH Car Rental ULC Asset Backed Notes, Series 2010-3” or the “Series 2010-3 Notes.”  The Series 2010-3 Notes will be issued in only one class.

(b)	The Series 2010-3 Notes will not be subordinated to any other Series of Notes and shall constitute Senior Notes.

(c)	The “Stated Principal Amount” of the Series 2010-3 Notes shall be the Series 2010-3 Principal Balance.

(d)	The Series 2010-3 Notes shall be denominated in Dollars.

2.2	Form of Delivery

The Series 2010-3 Notes, upon original issuance, shall be delivered in registered form as provided in Section 3.1(g) of the Indenture and shall be definitive Notes.

2.3	Delivery and Payment

Rental ULC shall execute and deliver the Series 2010-3 Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Series 2010-3 Notes when authenticated, each in accordance with Section 3.3 of the Indenture.

2.4	Application of Proceeds

The proceeds received by Rental ULC upon the issuance of the Series 2010-3 Notes on the Series 2010-3 Closing Date shall be applied by Rental ULC to fund a Distribution to Funding LP.

ARTICLE 3                      SERIES 2010-3 RENTAL ULC ACCOUNTS AND INVESTMENTS

3.1	Accounts

(a)
Series 2010-3 Rental Account.  On or before the Series 2010-3 Closing Date, Rental ULC shall cause to be established and maintained a Qualified Account (the “Series 2010-3 Rental Account”) in the name of Rental ULC.  The Series 2010-3 Rental Account shall initially be held at Bank of Montreal, having account number 0002-1624-533.  The Series 2010-3 Rental Account shall be the Series Rental Account in respect of the Series 2010-3 Notes.  The Qualified Institution shall be required specifically to acknowledge that it has no right to set-off in respect of the Series 2010-3 Rental Account.  Rental ULC, subject to the rights of the Indenture Trustee hereunder and under the Indenture and the Security Interest granted by Rental ULC under the Indenture, shall possess all beneficial right, title and interest in all funds and investments on deposit from time to time in the Series 2010-3 Rental Account and in all proceeds thereof (including all income thereon).

(b)
Series 2010-3 Vehicle Account.  On or before the Series 2010-3 Closing Date, Rental ULC shall cause to be established and maintained a Qualified Account (the “Series 2010-3 Vehicle Account”) in the name of Rental ULC.  The Series 2010-3 Vehicle Account shall initially be held at Bank of Montreal, having account number 0002-1624-525.  The Series 2010-3 Vehicle Account shall be the Series Vehicle Account in respect of the Series 2010-3 Notes.  The Qualified Institution shall be required specifically to acknowledge that it has no right to set-off in respect of the Series 2010-3 Vehicle Account.  Rental ULC, subject to the rights of the Indenture Trustee hereunder and under the Indenture and the Security Interest granted by Rental ULC under the Indenture, shall possess all beneficial right, title and interest in all funds and investments on deposit from time to time in the Series 2010-3 Vehicle Account and in all proceeds thereof (including all income thereon).

(c)
Cash Collateral Accounts.  On or before the Series 2010-3 Closing Date, Rental ULC shall cause to be established and maintained a Canadian Dollar Qualified Account (the “Cash Collateral (CAD) Account”) in the name of Rental ULC and a United States dollar Qualified Account in the name of Rental ULC (the “Cash Collateral (USD) Account” and, together with the Cash Collateral (CAD) Account, the “Cash Collateral Accounts.”)  The Cash Collateral (CAD) Account shall initially be held at Bank of Montreal, having account number 0002-1624-541, and the Cash Collateral (USD) Account shall initially be held at Bank of Montreal, having account number 0002-4697-518.  The Cash Collateral Accounts shall be Series Accounts in respect of the Series 2010-3 Notes.  Each Qualified Institution shall be required specifically to acknowledge that it has no right to set-off in respect of the Cash Collateral (CAD) Account or the Cash Collateral (USD) Account, as applicable.  Rental ULC, subject to the rights of the Indenture Trustee hereunder and under the Indenture and the Security Interest granted by Rental ULC under the Indenture, shall possess all beneficial right, title and interest in all funds and investments on deposit from time to time in the Cash Collateral Accounts and in all proceeds thereof (including all income thereon).

ARTICLE 4                      ALLOCATIONS, DEPOSITS AND PAYMENTS

4.1	Ordinary Course Withdrawals and Hedge Receipts

(a)
Rental ULC, or the Administrator on its behalf, shall be entitled from time to time to withdraw or apply funds on deposit in the Master Vehicle Account to the payment of the purchase price of the Vehicles being acquired by Rental ULC or to the payment of Interim Principal Payments or to the making of any Distribution or payment to any other Person, if (i) no Series 2010-3 Early Amortization Event shall have occurred and be continuing; and (ii) no such withdrawal or application will, with the giving of notice or lapse of time or both, cause a Series 2010-3 Early Amortization Event to occur.

(b)	Rental ULC shall deposit, or cause to be deposited, all Series 2010-3 Hedge Receipts to the Series 2010-3 Rental Account.

4.2	Application of Amounts Deposited to Series 2010-3 Rental Account

(a)
On each Remittance Date during the Series 2010-3 Revolving Period, Rental ULC, or the Administrator on its behalf, shall distribute cash from the Series 2010-3 Rental Account (including all cash transferred from the Series 2010-3 Vehicle Account to the Series 2010-3 Rental Account on such Remittance Date pursuant to Section 4.3(a)(i) and all Series 2010-3 Hedge Receipts deposited pursuant to Section 4.1(b)) as follows and in the following priority:

(i)
first, the Series 2010-3 Allocation Percentage determined on the prior Remittance Date of any unpaid Indenture Trustee Fees and Expenses shall be paid to the Indenture Trustee provided that such fees and expenses shall not exceed $20,000 in respect of any Remittance Date;

(ii)
second, the Series 2010-3 Allocation Percentage determined on the prior Remittance Date of any unpaid Liquidation Agent Fees and Expenses and Back-up Administrator Fees and Expenses shall be paid to the Liquidation Agent and Back-up Administrator, respectively, provided that the aggregate of such fees and expenses shall not exceed $10,000 in respect of any Remittance Date and if there are insufficient amounts available to pay all such amounts in full, the amount available shall be allocated on a pro rata basis based on the amounts owing;

(iii)
third, to pay to each Series 2010-3 Noteholder, the aggregate of (x) the Series 2010-3 Interest Amount for such Series 2010-3 Noteholder for the related Remittance Period, plus (y) the amount (if any) representing the aggregate of the Series 2010-3 Interest Amount for such Series 2010-3 Noteholder for prior Remittance Periods not yet paid to such Series 2010-3 Noteholder; provided that if there are insufficient amounts available to pay all such amounts in full, the amount available shall be allocated on a pro rata basis based on the respective principal amounts of the Series 2010-3 Notes held by the Series 2010-3 Noteholders;

(iv)
fourth, to pay to each Series 2010-3 Noteholder its Utilization Fee for such Remittance Period, together with the amount (if any) representing the Utilization Fees in respect of prior Remittance Periods not yet paid to such Series 2010-3 Noteholder; provided that if there are insufficient amounts available to pay all such amounts in full, the amount available shall be allocated on a pro rata basis based on the respective principal amounts of the Series 2010-3 Notes held by the Series 2010-3 Noteholders;

(v)
fifth, to pay to the Series 2010-3 Noteholders an amount equal to all other amounts, other than Series 2010-3 Interest Amounts, Utilization Fees and principal repayments, payable to the Series 2010-3 Noteholders under the Note Purchase Agreement or any other Series 2010-3 Transaction Document, together with the amount (if any) of such amounts in respect of prior Remittance Dates not yet paid to the Series 2010-3 Noteholders;

(vi)
sixth, to release to Rental ULC an amount equal to the Series 2010-3 Rental ULC Expenses (excluding any Indenture Trustee Fees and Expenses paid under Section 4.2(a)(i) and any Liquidation Agent Fees and Expenses and Back-up Administrator Fees and Expenses paid under Section 4.2(a)(ii)) for the related Settlement Period which amount shall be applied by Rental ULC in the payment of Rental ULC Expenses or to reimburse Rental ULC with respect to such share of amounts paid on account of such Rental ULC Expenses, and any such amounts in respect of prior Remittance Dates which remain outstanding; and

(vii)	last, any remaining balance will be released out of the Series 2010-3 Rental Account as Unrestricted Funds.

(b)
On each Remittance Date during a Series 2010-3 Amortization Period, Rental ULC or, subject to Section 2.2 of the Administration Agreement, the Administrator on its behalf, shall distribute cash from the Series 2010-3 Rental Account (including all cash transferred from the Series 2010-3 Vehicle Account to the Series 2010-3 Rental Account on such Remittance Date pursuant to Section 4.3(b)(i) and all Series 2010-3 Hedge Receipts deposited pursuant to Section 4.1(b)) as follows and in the following priority:

(i)
first, the Series 2010-3 Allocation Percentage determined on the prior Remittance Date of any unpaid Indenture Trustee Fees and Expenses shall be paid to the Indenture Trustee provided that such fees and expenses shall not exceed $20,000 in respect of any Remittance Date;

(ii)
second, the Series 2010-3 Allocation Percentage determined on the prior Remittance Date of any unpaid Liquidation Agent Fees and Expenses and Back-up Administrator Fees and Expenses shall be paid to the Liquidation Agent and Back-up Administrator, respectively, provided that the aggregate of such fees and expenses shall not exceed $10,000 in respect of any Remittance Date and if there are insufficient amounts available to pay all such amounts in full, the amount available shall be allocated on a pro rata basis based on the amounts owing;

(iii)	third, to pay to each Series 2010-3 Noteholder the amounts referenced in Section 4.2(a)(iii) (other than any Amortization Incremental Interest Amount);

(iv)
fourth, to pay to each Series 2010-3 Noteholder its Utilization Fee for such Remittance Period, together with the amount (if any) representing the Utilization Fees accrued during the Series 2010-3 Revolving Period not yet paid to such Series 2010-3 Noteholder; provided that if there are insufficient amounts available to pay all such amounts in full, the amount available shall be allocated on a pro rata basis based on the respective principal amounts of the Series 2010-3 Notes held by the Series 2010-3 Noteholders;

(v)
fifth, to pay to the Series 2010-3 Noteholders an amount equal to all other amounts, other than Series 2010-3 Interest Amounts, Utilization Fees and principal repayments, payable to the Series 2010-3 Noteholders under the Note Purchase Agreement or any other Series 2010-3 Transaction Document, together with the amount (if any) of such amounts in respect of prior Remittance Dates not yet paid to the Series 2010-3 Noteholders;

(vi)
sixth, to release to Rental ULC an amount equal to the Series 2010-3 Rental ULC Expenses (excluding any Indenture Trustee Fees and Expenses paid under Section 4.2(b)(i) and any Liquidation Agent Fees and Expenses and Back-up Administrator Fees and Expenses paid under Section 4.2(b)(ii)) for the related Settlement Period which amount shall be applied by Rental ULC in the payment of Rental ULC Expenses or to reimburse Rental ULC with respect to such share of amounts paid on account of such Rental ULC Expenses, and any such amounts in respect of prior Remittance Dates which remain outstanding; and

(vii)
last, if an Event of Default has occurred or would occur following the distributions on such Remittance Date pursuant to this Section 4.2 or Section 4.3, to transfer the balance of the Series 2010-3 Rental Account to the Series 2010-3 Vehicle Account and otherwise to transfer the balance out of the Series 2010-3 Rental Account as Unrestricted Funds.

(c)
On each Remittance Date during a Series 2010-3 Enforcement Period, the Indenture Trustee or other Paying Agent shall distribute cash from the Series 2010-3 Rental Account (including all Series 2010-3 Hedge Receipts deposited pursuant to Section 4.1(b)) as follows and in the following priority:

(i)
first, to pay the Series 2010-3 Allocation Percentage determined on the prior Remittance Date of the fees and expenses related to any enforcement proceedings under (x) Article 10 of the Indenture including the Liquidation Agent Fees and Expenses, and (y) Article 5 of the Funding LP Security Agreement to the extent not paid by Funding LP;

(ii)
second, without duplication of the amounts paid under Section 4.2(c)(i), to pay (x) the Series 2010-3 Allocation Percentage determined on the prior Remittance Date of the Indenture Trustee Fees and Expenses for the related Settlement Period, and (y) the Series 2010-3 Allocation Percentage determined on the prior Remittance Date of the amount of any fees and expenses of the Indenture Trustee due and payable pursuant to the Funding LP Security Agreement not paid by Funding LP;

(iii)
third, to pay the Series 2010-3 Allocation Percentage determined on the prior Remittance Date of the amount of any unpaid fees and expenses owing to any replacement Administrator (that is not an Affiliate of Rental ULC) appointed under the Administration Agreement;

(iv)	fourth, to pay to each Series 2010-3 Noteholder the amounts referenced in Section 4.2(a)(iii) (other than any Amortization Incremental Interest Amount);

(v)
fifth, to pay to each Series 2010-3 Noteholder its Utilization Fee for such Remittance Period, together with the amount (if any) representing the Utilization Fees accrued during the Series 2010-3 Revolving Period not yet paid to such Series 2010-3 Noteholder; provided that if there are insufficient amounts available to pay all such amounts in full, the amount available shall be allocated on a pro rata basis based on the respective principal amounts of the Series 2010-3 Notes held by the Series 2010-3 Noteholders;

(vi)
sixth, to pay to the Series 2010-3 Noteholders an amount equal to all other amounts, other than Series 2010-3 Interest Amounts, Utilization Fees and principal repayments, payable to the Series 2010-3 Noteholders under the Note Purchase Agreement or any other Series 2010-3 Transactions Document, together with the amount (if any) of such amounts in respect of prior Remittance Dates not yet paid to the Series 2010-3 Noteholders; and

(vii)	last, to transfer the balance of the Series 2010-3 Rental Account to the Series 2010-3 Vehicle Account.

4.3	Application of Amounts Deposited to Series 2010-3 Vehicle Account

(a)
On each Remittance Date during the Series 2010-3 Revolving Period, Rental ULC, or the Administrator on its behalf, shall distribute cash from the Series 2010-3 Vehicle Account as follows and in the following priority:

(i)
first, if there are insufficient funds in the Series 2010-3 Rental Account to satisfy the payments to be made to the Series 2010-3 Noteholders, the Liquidation Agent, the Back-up Administrator, and the Indenture Trustee  pursuant to Sections 4.2(a)(i) to (v), then any cash in the Series 2010-3 Vehicle Account up to the amount of the deficiency will be transferred to the Series 2010-3 Rental Account and used to make such payments;

(ii)
second, after the payments and applications under Section 4.3(a)(i), Rental ULC shall pay out of any remaining amounts, such amount to the Series 2010-3 Noteholders on account of principal repayment of the Series 2010-3 Notes, as will cause the Series 2010-3 Allocation Percentage of the Series 2010-3 Aggregate Vehicle Collateral Amount to equal the Series 2010-3 Required Vehicle Collateral Amount;

(iii)
third, after the payments and applications under Sections 4.3(a)(i) and (ii), Rental ULC may pay out of any remaining amounts, such amount as it determines in its sole discretion to the Series 2010-3 Noteholders as an additional principal repayment of the Series 2010-3 Notes; and

(iv)
last, if (A) no Series 2010-3 Early Amortization Event shall have occurred and not been waived and (B) such transfer will not, with the giving of notice or lapse of time or both, cause a Series 2010-3 Early Amortization Event to occur, to transfer the balance out of the Series 2010-3 Vehicle Account back to the Master Vehicle Account.

(b)
On each Remittance Date during the Series 2010-3 Amortization Period, Rental ULC or, subject to Section 2.2 of the Administration Agreement, the Administrator on its behalf, shall distribute cash from the Series 2010-3 Vehicle Account (including all cash transferred from the Series 2010-3 Rental Account to the Series 2010-3 Vehicle Account on such Remittance Date pursuant to Section 4.2(b)(vii)) as follows and in the following priority:

(i)
first, if there are insufficient funds in the Series 2010-3 Rental Account to satisfy the payments to be made to the Series 2010-3 Noteholders, the Liquidation Agent, the Back-up Administrator, and the Indenture Trustee pursuant to Sections 4.2(b)(i), (ii) and 4.2(b)(iii), then any cash in the Series 2010-3 Vehicle Account up to the amount of the deficiency will be transferred to the Series 2010-3 Rental Account and used to make such payments;

(ii)
second, to pay to the Series 2010-3 Noteholders, on a pro rata basis based on the respective principal amounts of the Series 2010-3 Notes held by the Series 2010-3 Noteholders, an amount equal to the lesser of:

A.	the remaining balance in the Series 2010-3 Vehicle Account; and

B.	the Series 2010-3 Principal Balance;

(iii)
third, to pay to the Series 2010-3 Noteholders any amounts required to be paid to the Series 2010-3 Noteholders pursuant to Sections 4.2(b)(iv) or 4.2(b)(v) which have not been paid pursuant to such Sections 4.2(b)(iv) or 4.2(b)(v) to be allocated and paid as provided in such Sections;

(iv)
fourth, to pay to the Series 2010-3 Noteholders, the Amortization Incremental Interest Amount, provided that if there are insufficient amounts available to pay all such amounts in full, the amount available shall be allocated on a pro rata basis based on the respective principal amounts of the Series 2010-3 Notes held by the Series 2010-3 Noteholders; and

(v)	last, to transfer the balance out of the Series 2010-3 Vehicle Account back to the Master Vehicle Account.

(c)
On each Remittance Date during a Series 2010-3 Enforcement Period, the Indenture Trustee or other Paying Agent shall distribute cash from the Series 2010-3 Vehicle Account (including all cash transferred from the Series 2010-3 Rental Account to the Series 2010-3 Vehicle Account on such Remittance Date pursuant to Section 4.2(c)(vii)) as follows and in the following priority:

(i)
first, to pay the Series 2010-3 Allocation Percentage determined on the prior Remittance Date of the fees and expenses related to any enforcement proceedings under (x) Article 10 of the Indenture including the Liquidation Agent Fees and Expenses, and (y) Article 5 of the Funding LP Security Agreement to the extent not paid by Funding LP, in each case to the extent any such fees and expenses have not been paid under Section 4.2(c)(i) and 4.2(c)(i);

(ii)
second, without duplication of the amounts paid under Section  4.3(c)(i), to pay the Series 2010-3 Allocation Percentage determined on the prior Remittance Date of the Indenture Trustee Fees and Expenses for the related Settlement Period to the extent such fees and expenses have not been paid under Section 4.2(c)(i) and 4.2(c)(i);

(iii)
third, to pay the Series 2010-3 Allocation Percentage determined on the prior Remittance Date of the amount of any unpaid fees and expenses owing to any replacement Administrator (that is not an Affiliate of Rental ULC) appointed under the Administration Agreement to the extent such fees and expenses have not been paid under Section 4.2(c)(ii);

(iv)
fourth, to pay to the Series 2010-3 Noteholders any amounts required to be paid to them pursuant to Section 4.2(c)(iv) which have not been paid pursuant to Section 4.2(c)(iv) to be allocated and paid as provided in such Section;

(v)
fifth, to pay to the Series 2010-3 Noteholders, on a pro rata basis based on the respective principal amounts of the Series 2010-3 Notes held by the Series 2010-3 Noteholders, an amount equal to the lesser of:

(A)	the remaining balance in the Series 2010-3 Vehicle Account; and

(B)	the Series 2010-3 Principal Balance;

(vi)	sixth, to pay the amounts referred to in Sections 4.2(c)(v) and 4.2(c)(vi) which have not been paid pursuant to such Sections to be allocated and paid in the priority provided for in such Sections;

(vii)
seventh, to pay to the Series 2010-3 Noteholders, the Amortization Incremental Interest Amount, provided that if there are insufficient amounts available to pay all such amounts in full, the amount available shall be allocated on a pro rata basis based on the respective principal amounts of the Series 2010-3 Notes held by the Series 2010-3 Noteholders;

(viii)
eighth, to pay to the Indenture Trustee any amounts owing by Rental ULC or Funding LP which remain outstanding under any Series 2010-3 Transaction Document after the allocation and payments referred to in Sections 4.3(c)(i) to (vi) above, provided that if there are insufficient amounts available to pay all such amounts in full, the amount available shall be allocated on a pro rata basis based on the amounts owing; and

(ix)	last, to transfer the balance out of the Series 2010-3 Vehicle Account back to the Master Vehicle Account.

(d)
Any additional amounts transferred from the Master Vehicle Account to the Series 2010-3 Vehicle Account in respect of a Series Shortfall in respect of the Series 2010-3 Notes shall be applied in accordance with the provisions of Sections 4.3(a), (b) or (c), as applicable.

4.4	Payments to Noteholders

(a)
Unless otherwise specified, payments of principal or other amounts (including interest and Utilization Fees) to Series 2010-3 Noteholders will be made on a pro rata basis based on the respective principal amounts of the Series 2010-3 Notes held by the Series 2010-3 Noteholders.

(b)
Any instalment of interest or principal, if any, payable on any Series 2010-3 Note, less any amounts required by law to be withheld or deducted pursuant to Section 4.4(d), shall be paid by the Paying Agent to the Person in whose name such Series 2010-3 Note is registered on the Record Date, by wire transfer of immediately available funds to such Person’s account as specified in the Note Purchase Agreement.

(c)	The right of the Series 2010-3 Noteholders to receive payments from Rental ULC will terminate on the first Business Day following the Series 2010-3 Final Payment Date.

(d)	If required by law, Rental ULC will withhold or deduct any and all amounts required to be withheld or deducted, and will remit such amount to the appropriate taxation authorities.

(e)
Each Remittance Date shall be an “Interest Payment Date” in respect of the Series 2010-3 Notes.  Interest on the Series 2010-3 Notes shall be payable on each Remittance Date in the amount allocated and paid for such purposes pursuant to Sections 4.2 and 4.3 hereof.

(f)
Each Remittance Date upon which an amount is allocated and paid pursuant to Sections 4.2 and 4.3 hereof in respect of the payment of principal on the Series 2010-3 Notes and each day on which an Interim Principal Payment is made shall be a “Principal Payment Date” in respect of the Series 2010-3 Notes.  The full Series 2010-3 Principal Balance shall be due and payable in full on the Series 2010-3 Final Maturity Date which shall be the “Series Final Maturity Date” in respect of the Series 2010-3 Notes.

4.5	Computation of Interest

(a)	Interest on the Series 2010-3 Notes shall be computed on the basis of a 365-day year and the actual number of days elapsed in the related Remittance Period.

(b)
Unless otherwise specified in this Indenture Supplement, interest for any period will be calculated from and including the first day of such period (which in the case of the initial issuance of a Series 2010-3 Note, shall be the date of issuance of such Note) to but excluding the last day of such period.

4.6	Increase in Series 2010-3 Principal Balance

(a)
The Series 2010-3 Principal Balance may be increased from time to time upon the conditions specified in this Section 4.6 and the Note Purchase Agreement.  Rental ULC may deliver to each Series 2010-3 Noteholder and the Indenture Trustee on any Business Day a written notice specifying (i) the proposed amount of the increase in the Series 2010-3 Principal Balance (the “Series 2010-3 Increase Amount”); and (ii) the proposed date of increase of the Series 2010-3 Principal Balance (an “Increase Date”), which shall be a Business Day not earlier than two (2) Business Days after such notice.  Each increase in the Series 2010-3 Principal Balance shall be in an amount of not less than $1,000,000 and shall be in equal increments of $100,000.

(b)	The obligation of the Series 2010-3 Noteholders to fund any Series 2010-3 Increase Amount shall be subject to satisfaction or waiver of the following conditions:

(i)
no Series 2010-3 Early Amortization Event shall have occurred and not been waived or will, with the giving of notice or lapse of or both, occur as a result of funding such Series 2010-3 Increase Amount;

(ii)	the Series 2010-3 Revolving Period shall not have ended;

(iii)	after giving effect to the increase, the LC and Cash Collateral Amount will be equal to or greater than the Required LC and Cash Collateral Amount;

(iv)
after giving effect to the increase, the Series 2010-3 Required Vehicle Collateral Amount will not exceed the Series 2010-3 Allocation Percentage of the Series 2010-3 Aggregate Vehicle Collateral Amount;

(v)	the Series 2010-3 Hedging Transaction remains in full force and effect and the Series 2010-3 Hedge Counterparty remains an Eligible Hedge Counterparty; and

(vi)	any conditions precedent set forth in the Note Purchase Agreement.

(c)
If the conditions precedent in Section 4.6(b) are satisfied or waived, each Series 2010-3 Noteholder shall pay to Rental ULC on or before the Increase Date an amount equal to its respective portion of the Series 2010-3 Increase Amount in accordance with the terms of the Note Purchase Agreement and, upon such payments being made, the Series 2010-3 Principal Balance shall be increased by the amount so paid.

4.7	Optional Redemption of Series 2010-3 Notes

Rental ULC shall have the right at any time to redeem all of the issued and outstanding Series 2010-3 Notes.  Any such redemption shall be effected on the date set forth in a written notice delivered by Rental ULC to each of the Series 2010-3 Noteholders and the Rating Agencies, which date shall be a Remittance Date and be at least ten (10) Business Days following the date of receipt of such notice by the Series 2010-3 Noteholders.  The redemption price for the Series 2010-3 Notes to be redeemed shall be the Series 2010-3 Principal Balance as of such date plus all accrued and unpaid interest on Series 2010-3 Notes to and including such date, together with all other outstanding fees and expenses of the Series 2010-3 Noteholders relating to the funding provided by the Series 2010-3 Noteholders or otherwise owing under the Transaction Documents.  The Series 2010-3 Noteholders shall not be obligated to surrender Series 2010-3 Notes for redemption until receipt of such redemption price.

4.8	Interim Principal Payments

Rental ULC may make Interim Principal Payments in respect of the Series 2010-3 Notes in accordance with the terms of the Note Purchase Agreement.

4.9	Unrestricted Funds

Amounts released to Rental ULC hereunder as Unrestricted Funds may be used by Rental ULC for any purpose not inconsistent with its Organizational Documents, including for the making of Distributions to Funding LP and deposits to the Master Vehicle Account.

ARTICLE 5                      COVENANTS

5.1	Program Negotiation Vehicles

(a)
It is recognized that Rental ULC may purchase between June 1 in any year and March 31 of the following year Vehicles of the upcoming Model Year manufactured by a Eligible Manufacturer whose current Model Year Vehicles are subject to a Repurchase Agreement, provided such Eligible Manufacturer is not a Non-Performing Manufacturer, and from whom Rental ULC has received (i) a letter of undertaking stating that the Eligible Manufacturer will repurchase Vehicles of the upcoming Model Year sold by such Eligible Manufacturer to Rental ULC which qualify for repurchase pursuant to a Repurchase Agreement with such Eligible Manufacturers the terms of which are in the process of being finalized and (ii) a draft of the repurchase agreement for the upcoming Model Year which the Eligible Manufacturer has indicated it is willing to enter into.  Such Vehicles are referred to herein as “Program Negotiation Vehicles.”  Rental ULC shall deliver a signed copy of any such letter of undertaking to each Series 2010-3 Noteholder and the Rating Agencies as soon as reasonably practicable and, in any event, prior to Rental ULC purchasing Program Negotiation Vehicles from the relevant Eligible Manufacturer.

(b)
Subject to the following sentence, Program Negotiation Vehicles shall be deemed to be Program Vehicles.  If a Repurchase Agreement between Rental ULC and a Eligible Manufacturer in respect of Vehicle models for a particular Model Year is not entered into by February 28 of such Model Year or, if such Repurchase Agreement has been entered into by February 28 of such Model Year but a Rating Agency has notified Rental ULC in writing within 30 days of receipt of a signed copy of such Repurchase Agreement that it is not satisfied with the terms and conditions of such Repurchase Agreement, then thereafter for all purposes hereof all Rental ULC Vehicles covered by such Repurchase Agreement shall be deemed to be Non-Program Vehicles.

(c)
If a Repurchase Agreement between Rental ULC and a Eligible Manufacturer in respect of Vehicle models for a particular Model Year is entered into prior to February 28 of such Model Year and each Rating Agency and each Series 2010-3 Noteholder has not notified Rental ULC in writing within 30 days of receipt of a signed copy of such Repurchase Agreement that it is not satisfied with the terms and conditions of such Repurchase Agreement, then thereafter for all purposes hereof Rental ULC Vehicles covered by such Repurchase Agreement shall be deemed to be Program Vehicles.

5.2	Letter of Credit

(a)	If,

(i)	prior to the date which is 30 days prior to the scheduled expiration date of a Letter of Credit, such Letter of Credit shall not have been extended; or

(ii)
either Rental ULC, the Indenture Trustee or a Series 2010-3 Noteholder receives notice from an L/C Provider of an unscheduled termination of a Letter of Credit and there shall have not been appointed a replacement L/C Provider who has issued or will issue, prior to the termination of such Letter of Credit, a Letter of Credit having a term that extends beyond such date of termination; or

(iii)
at any time, the rating of the long-term unsecured debt obligations of an L/C Provider is reduced below AA (low) by DBRS or A1 by Moody’s, or if an L/C Provider is not then rated by DBRS and Moody’s, the rating of the short-term unsecured debt obligations of such L/C Provider is reduced below A-1 by S&P,

Rental ULC shall, within 15 Business Days following any such occurrence (but, in the case of receipt of notice of an unscheduled termination under clause (ii) above, in no event later than 5 Business Days prior to the pending termination date of the affected Letter(s) of Credit),

(iv)
cause such Letter of Credit (or, in the case of clause (iii) above, all of the Letters of Credit issued by such L/C Provider) to be replaced with one or more irrevocable letters of credit issued by one or more L/C Providers with an aggregate stated amount not less than the aggregate undrawn stated amount of the affected Letter(s) of Credit, or make any other arrangement satisfactory to the Series 2010-3 Noteholders and which satisfies the Rating Agency Condition; or

(v)	cause draws to be made under the affected Letter(s) of Credit and deposit the proceeds of such draws to the Cash Collateral (CAD) Account;

provided, however, in the event that at any time the long-term unsecured debt obligations of an L/C Provider are no longer rated or are rated below A by DBRS or A1 by Moody’s, or, if an L/C Provider is not then rated by DBRS and Moody’s, the short-term unsecured debt obligations of such L/C Provider are no longer rated A-1 by S&P, Rental ULC shall promptly notify the Indenture Trustee and the Series 2010-3 Noteholders or any Series 2010-3 Noteholder may notify Rental ULC, of same and Rental ULC shall cause a draw to be made under the affected Letter(s) of Credit and deposit the proceeds of such draws to the Cash Collateral (CAD) Account.  Rental ULC shall provide each Rating Agency and each Series 2010-3 Noteholder with written notice of the occurrence of any event set out in Sections 5.2(a)(i), (ii) or (iii).

Other than during a Series 2010-3 Enforcement Period, Rental ULC shall have the right to, from time to time, withdraw funds from the Cash Collateral Accounts, reduce the aggregate stated amount of a Letter of Credit or cancel and return a Letter of Credit to the applicable L/C Provider provided that, in each case, Rental ULC prior thereto or simultaneously therewith demonstrates to the Series 2010-3 Noteholders, to the reasonable satisfaction of the Series 2010-3 Noteholders, that after giving effect thereto the Series 2010-3 Required Vehicle Collateral Amount will not exceed the Series 2010-3 Allocation Percentage of the Series 2010-3 Aggregate Vehicle Collateral Amount.

(b)
Rental ULC may from time to time deposit Unrestricted Funds and proceeds of Contributions received by Rental ULC to the Cash Collateral Accounts.  Funds on deposit in the Cash Collateral Accounts shall be invested by Rental ULC in Eligible Investments from time to time, but always in a manner that will result in such investments maturing so that such funds will be available for withdrawal on or prior to the next following Remittance Date.  Rental ULC shall hold possession of the negotiable instruments or securities, if any, evidencing such investments.  On each Settlement Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Settlement Date on funds on deposit in the Cash Collateral Accounts shall be deposited to the Series 2010-3 Rental Account.

(c)	On or after the Series 2010-3 Final Payment Date, Rental ULC may withdraw from the Cash Collateral Accounts all amounts on deposit therein and deposit such amounts into the Master Vehicle Account.

(d)
Unless the context requires otherwise, any reference in this Indenture Supplement to a draw under a Letter of Credit shall be deemed to refer to a withdrawal from the Cash Collateral Accounts when so applicable.

5.3	Hedging Transactions

On or before the Series 2010-3 Closing Date, Rental ULC shall enter into an interest rate Hedging Transaction with an Eligible Hedge Counterparty with a notional amount equal to the full Maximum Note Purchaser Available Amount and otherwise satisfactory to the Series 2010-3 Noteholders (including in relation to its scheduled termination date) which Hedging Transaction shall be a Series 2010-3 Hedging Transaction.  Rental ULC shall be responsible for all costs and expenses associated with the Series 2010-3 Hedging Transaction.

5.4	Reporting

(a)	Estimation Report

Not later than 12:00 noon (Toronto time) on each Estimation Rent Payment Date, the Administrator will provide to each Series 2010-3 Noteholder an Estimation Report in respect of such Settlement Period commencing on the Estimation Rent Payment Date containing Rental ULC’s best estimate of the Series Cost of Funds Amount for such Settlement Period and the related Remittance Date.

(b)	Settlement Report

Not later than 12:00 noon (Toronto time) on each Settlement Date, the Administrator will provide to each Series 2010-3 Noteholder a Settlement Report containing:

(i)	the Rental Revenues, Rental ULC Expenses, Depreciation, Proceeds of Dispositions, Loss on Dispositions (if any) and Gain on Dispositions (if any) in respect of the related Settlement Period;

(ii)	the aggregate Series 2010-3 Interest Amount for each Series 2010-3 Noteholder, in each case for the Remittance Period ending in the current Settlement Period;

(iii)	the percentage of Rental ULC Vehicles by Manufacturer and the ratings of each such Manufacturer as of such Settlement Date;

(iv)	calculations which indicate whether the LC and Cash Collateral Amount exceeds (or does not exceed) the Required LC and Cash Collateral Amount as of such Settlement Date;

(v)
calculations which indicate whether the Series 2010-3 Required Vehicle Collateral Amount exceeds (or does not exceed) the Series 2010-3 Allocation Percentage of the Series 2010-3 Aggregate Vehicle Collateral Amount as of such Settlement Date; and

(vi)	all such other information necessary to make the distributions on the related Remittance Date pursuant to Sections 4.2 and 4.3.

(c)	Fleet Reports

On each Settlement Date, the Administrator will send a Fleet Report to each Series 2010-3 Noteholder.

(d)	Purchase Agreements

Rental ULC shall provide to the Series 2010-3 Noteholders and the Rating Agencies copies of all Repurchase Agreements entered into by Rental ULC promptly after they have been entered into by Rental ULC and, in any event within 30 days after they have been entered into by Rental ULC.

(e)	Event Notices

Rental ULC shall notify each Series 2010-3 Noteholder and each Rating Agency forthwith upon learning of the occurrence of any material adverse change in the financial condition or operations of Avis, Budget or Rental ULC or of the occurrence of any Series 2010-3 Early Amortization Event (other than the events described in Section 6.1(d)).

(f)	Financial Statements

The Administrator will deliver to the Series 2010-3 Noteholders and the Indenture Trustee, within 60 days of the end of each of the first three (3) fiscal quarters of each fiscal period of Rental ULC, a copy of the unaudited income and cash flow statements and the unaudited balance sheet of Rental ULC as at and for the period then ended.

The Administrator will deliver to the Series 2010-3 Noteholders and the Indenture Trustee, within 60 days of the end of each of the first three (3) fiscal quarters of each fiscal period of Avis Budget Car Rental Canada ULC, a copy of the unaudited income and cash flow statements and the unaudited balance sheet of Avis Budget Car Rental Canada ULC (which shall include as a supplemental schedule the unaudited balance sheet and income statement for each of Rental ULC, Funding LP, Avis, and Budget  (the “Supplemental Schedule”)) as at and for the period then ended and, as soon as available but not later than 120 days after the end of each fiscal period of Avis Budget Car Rental Canada ULC, a copy of the audited income and cash flow statements and the audited balance sheet of Avis Budget Car Rental Canada ULC, including the Supplemental Schedule, as at and for the period then ended.

(g)	Agreed Upon Procedures

Rental ULC will appoint independent public accountants acceptable to the Series 2010-3 Noteholders (which may be the regular independent public accountants of Rental ULC or any Affiliate of Rental ULC), or utilize the Series 2010-3 Noteholders’ representatives or auditors, to prepare and deliver to the Series 2010-3 Noteholders written reports in respect of specified Settlement Periods (as determined below) in scope and form reasonably required by the Series 2010-3 Noteholders covering, amongst other things, an examination of the Estimation Reports, Settlement Reports, and Fleet Reports for such Settlement Periods (collectively, the “Reports”) to determine whether:

(i)	the data reported and calculations contained in the Reports are the data required to be reported and the calculations required to be made in accordance with the Series 2010-3 Transaction Documents;

(ii)	the data reported in the Reports reflects the data contained in Rental ULC’s (or the Administrator’s) systems and other applicable source documentation of Rental ULC (or the Administrator); and

(iii)	in respect of each September Settlement Period (see below) report only, the ownership permits of the Rental ULC Vehicles are in accordance with the Series 2010-3 Transaction Documents.

The written reports shall be delivered on the Remittance Date in November of each year and shall be prepared at the expense of Rental ULC in respect of two Settlement Periods in the 12 month period ending on the prior September 30, one of which shall always be the September Settlement Period and the other of which shall be a Settlement Period selected by the Series 2010-3 Noteholders, provided that in respect of the period from the Closing Date to September 30, 2010, the written report shall only be delivered in respect of the September, 2010 Settlement Period and such written report shall be delivered by December 31, 2010.

(h)	Indenture Trustee Notices

A copy of all notices and reports delivered to the Indenture Trustee under the Series 2010-3 Transaction Documents as they relate to the Series 2010-3 Notes or the Rental ULC Vehicles shall be promptly delivered by Rental ULC to each Series 2010-3 Noteholder.

5.5	Fleet Composition

(a)	Rental ULC shall ensure that at all times the average Original Book Value of the Rental ULC Vehicles is not more than $40,000.

(b)
In buying Vehicles for Rental ULC, other than pursuant to the Funding/Rental Assignment Agreement, Rental ULC shall (i) buy only Vehicles produced by Manufacturers and only of the Model Year corresponding to the current Purchasing Year or the two Model Years prior to the current Purchasing Year; (ii) buy Vehicles only from (A) Approved Dealers or Manufacturers, or (B) Avis or Budget System Members or Avis or Budget pursuant to a Licensee Vehicle Assignment Agreement where each of the conditions precedent in Schedule “C” hereto is satisfied and, in the case of Used Vehicles only, (C) any nationally recognized automobile auction company (“Auction Company”) in the United States or Canada that is approved to sell Vehicles for Manufacturers, and (D) General Motors Acceptance Corporation of Canada, Limited or any finance company affiliated with a Manufacturer (“Approved Finance Company”); (iii) in the case of Vehicles (other than Used Vehicles), buy from Manufacturers and Approved Dealers only and only against a Manufacturer's invoice; (iv) buy from Avis or Budget System Members or Avis or Budget pursuant to a Licensee Vehicle Assignment Agreement only Vehicles that were new Vehicles when purchased by the relevant licensee or that were Used Vehicles purchased by such licensee from an Auction Company or an Approved Finance Company and that have had no other intermediate owners (except for Avis or Budget or Affiliates of the relevant Avis or Budget System Member) and in respect of which the Manufacturer's invoice of the relevant licensee is delivered; (v) buy Vehicles for a purchase price that is (A) in the case of Program Vehicles, equal to the depreciated value ascribed to each Vehicle as at the date of such purchase pursuant to the applicable Repurchase Agreement, with a reasonable allowance for age, mileage and damage to such Vehicle, and (B) in the case of Non-Program Vehicles, the fair market value of each Vehicle (which in the case of Vehicles purchased from Avis or Budget System Members or Avis or Budget or pursuant to a Licensee Vehicle Assignment Agreement shall approximate the original cash purchase price paid by the relevant Avis or Budget System Member or Avis or Budget, as applicable, for such Vehicle less depreciation at a rate in accordance with Canadian GAAP but in no event less than 2% per month applied on a straight line basis, with a reasonable allowance for age, mileage and damage to such Vehicle); and (vi) ensure that, subject to Section 2.5 of the Funding/Rental Purchase Agreement, the  title to all Vehicles bought for Rental ULC is registered in the name of Rental ULC.

5.6	Other Obligations

(a)	Without the consent of the Series 2010-3 Noteholders and satisfaction of the Rating Agency Condition:

(i)	Rental ULC shall not issue any additional Series or Class of Notes, notwithstanding Section 3.10(b) of the Trust Indenture; or

(ii)
Rental ULC shall not incur any liabilities or enter into any obligations, other than those arising under or contemplated by this Indenture Supplement or the other Transaction Documents and/or any other Contract contemplated hereby or thereby or those arising in the normal course of the business of Rental ULC, respectively.

(b)
In connection with the preparation of its financial statements, Rental ULC shall notify the Indenture Trustee (x) as to which clause of the definition of Canadian GAAP is applicable, and (y) from time to time, of any change as to which clause of the definition of Canadian GAAP is applicable.

(c)
Notwithstanding Sections 10.2(a), 10.3, or 10.11 of the Indenture and Sections 5.2, 5.3, or 5.11 of the Funding LP Security Agreement, if an Event of Default occurs and is continuing, other than a Specified Default, occurring under a Series of Notes not issued on the date hereof and which Specified Default has been waived in accordance with Section 10.22 of the Indenture or Section 5.22 of the Funding LP Security Agreement, as applicable, any Series 2010-3 Noteholder may declare the obligations specified in Section 10.2(a) of the Indenture and Section 5.2 of the Funding LP Security Agreement due and enforceable, and give Enforcement Instructions.

(d)	No additional Manufacturer shall be added as an Eligible Manufacturer under the Indenture without the consent of the Series 2010-3 Noteholders.

(e)
Neither Funding LP nor Rental ULC shall agree to any amendment to the Indenture, this Indenture Supplement, the Master Vehicle Lease Agreement, the Administration Agreement, the Liquidation Agent Agreement, the Back-up Administration Agreement, the Funding LP Security Agreement or the Funding LP Partnership Agreement without the consent of the Series 2010-3 Noteholders; provided that, in respect of any material amendments agreed to by the Series 2010-3 Noteholders, Funding LP or Rental ULC, as applicable, shall provide prior written notice to the Rating Agencies.

(f)	The Indenture Trustee shall promptly, upon becoming aware thereof, notify the Series 2010-3 Noteholders of any default of any party under any of the Transaction Documents.

5.7	Distributions

Rental ULC shall not make any Distributions to Funding LP other than Distributions funded solely out of Unrestricted Funds.

ARTICLE 6                      AMORTIZATION OF NOTES

6.1	Early Amortization Events

Each of the following events will be an Early Amortization Event with respect to the Series 2010-3 Notes:

(a)
if the Series 2010-3 Required Vehicle Collateral Amount exceeds the Series 2010-3 Allocation Percentage of the Series 2010-3 Aggregate Vehicle Collateral Amount after giving effect to the settlements on any Remittance Date;

(b)	the breach of the covenant contained in subsection 5.5(a), which breach continues for five Business Days after a Settlement Date;

(c)
the inaccuracy when made of a representation or warranty of Rental ULC, Avis, Budget, or Funding LP, as applicable, herein or in any other Transaction Document which inaccuracy is reasonably likely to have a Material Adverse Effect in respect of Rental ULC or Funding LP, provided that if such inaccuracy is capable of being remedied, then it shall not constitute a Series 2010-3 Early Amortization Event unless it remains unremedied for five Business Days after receipt of written notice from the Indenture Trustee or a Series 2010-3 Noteholder;

(d)
the occurrence of a material adverse change since the date hereof in the financial condition or operations of Rental ULC, Avis, Budget, or Funding LP which, in the opinion of a Series 2010-3 Noteholder, and which opinion has been communicated in writing to Rental ULC, Avis and Budget and the other Series 2010-3 Noteholders, could reasonably be expected to result in Rental ULC, Funding LP, Avis or Budget (i) being unable to satisfy its obligations hereunder or under the other Transaction Documents to which it is party; or (ii) becoming subject to an Insolvency Event;

(e)
Avis or Budget failing to pay when due any obligation (the “underlying obligation”) for a sum certain in excess of $2,000,000 and such failure continuing for three Business Days after (i) written notice to Avis or Budget, as applicable, from the party to whom the underlying obligation is owed if there is no grace period applicable to the underlying obligation; or (ii) the expiry of any grace period applicable to the underlying obligation;

(f)
the occurrence of an event resulting in the early amortization of any other Series of Notes issued on the date hereof, or any Outstanding Series or Class of Notes which provide for Notes which may have advances, repayments and readvances so that the principal amount of such Notes may vary from time to time similar to the Series 2010-3 Notes;

(g)	the occurrence of an “Event of Default” as such term is defined in the U.S. Avis Corporate Credit Facility, whether or not waived;

(h)	the occurrence of an Event of Default;

(i)
(x) Avis Budget Group, Inc. shall at any time cease to own or control, directly or indirectly, greater than 50% of the voting shares of Avis Budget Car Rental Canada ULC, Avis or Budget or (y) either Rental ULC or Funding LP is no longer indirectly wholly-owned by the Parent;

(j)
an early termination date occurs under the Series 2010-3 Hedging Transaction; provided that if such early termination date occurs other than as a result of Rental ULC being the sole defaulted party, an Early Amortization Event shall not occur unless the Series 2010-3 Hedging Transaction is not replaced within 30 days of such early termination date;

(k)
at any time the LC and Cash Collateral Amount is less than the Required LC and Cash Collateral Amount; or (ii) Rental ULC shall fail to comply with Section 5.2(a) within the time periods provided for in Section 5.2(a) (or, if no time period is provided in Section 5.2(a) for such event or occurrence, within 15 Business Days after Rental ULC has received written notice from a Series 2010-3 Noteholder of such event or occurrence);

(l)
the downgrade of the rating of the Series 2010-3 Notes by DBRS to a rating less than AAA, or the downgrade of the rating of the Series 2010-3 Notes by Moody’s to a rating less than Aa3, or the withdrawal of either such rating; or

(m)
the downgrade or withdrawal by any Rating Agency of the rating of the commercial paper issued by any Series 2010-3 Noteholder to fund its investment in the Series 2010-3 Notes held by it, and such downgrade or withdrawal is as a result of or related to holding of a Series 2010-3 Note by the Series 2010-3 Noteholder.

6.2	Series 2010-3 Amortization Period

(a)	If a Series 2010-3 Early Amortization Event shall occur, any Series 2010-3 Noteholder may, by notice to Rental ULC,

(i)	declare that the Series 2010-3 Amortization Period shall commence; and

(ii)
direct the Indenture Trustee to draw down on a Letter of Credit in whole or in part or withdraw all or a portion of the funds from the Cash Collateral Accounts and apply such funds to pay (x) any unpaid Series 2010-3 Interest Amounts owing pursuant to Sections 4.2(b)(iii), 4.2(c)(iv), or 4.3(b)(iv) if any, and (y) transfer the balance of such funds, if any, to the Series 2010-3 Vehicle Account for the repayment of the Series 2010-3 Notes.

(b)
If a Series 2010-3 Early Amortization Event occurs under Section 6.1(a), the Series 2010-3 Amortization Period will commence on such Remittance Date and settlements on such Remittance Date shall be completed on the basis that such Remittance Date occurs during the Series 2010-3 Amortization Period.

6.3	Additional Event of Default

Each of the following events will be an additional Event of Default under the Indenture:

(a)
on any Remittance Date during the Series 2010-3 Amortization Period, Rental ULC shall fail to make a principal payment in respect of the Series 2010-3 Notes pursuant to Section 4.3(b)(ii) in an amount equal to or greater than one sixth of the Series 2010-3 Principal Balance on the first day of the Series 2010-3 Amortization Period;

(b)	the occurrence of an “Event of Default” as such term is defined in the Parent Guarantee;

(c)	the occurrence of a Specified Default in respect of any other Series of Notes issued on the date hereof, whether or not waived.

ARTICLE 7                      GENERAL

7.1	Obligations of Rental ULC

Nothing contained in this Indenture Supplement shall in any way modify or relieve Rental ULC from its obligations to carry out its covenants contained in the Indenture.

7.2	Acceptance

The Indenture Trustee hereby accepts the trust in this Indenture Supplement declared and provided for and agrees to perform the same on the terms and conditions herein set forth.

7.3	Formal Date

For purpose of convenience, this Indenture Supplement may be referred to as bearing a formal date of August 26, 2010 irrespective of the actual date of its execution.

7.4	Delivery of Executed Copies

Each party acknowledges delivery of an executed copy of this Indenture Supplement.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture Supplement to be duly executed as of the day and year first above written.

By:	WTH CAR RENTAL ULC /s/ David Calabria
Name: David Calabria Title: Assistant Treasurer

Name: Title:

By:	BNY TRUST COMPANY OF CANADA, as Indenture Trustee and not in its individual capacity /s/ Patricia Benjamin
Name: Patricia Benjamin Title: Authorized Officer

Name: Title: